[  ], 2011
Infinity China 1 Acquisition Corporation
c/o Infinity-C.S.V.C. Management Ltd.
900 Third Avenue, 33rd Floor
New York, New York 10022

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Infinity China 1 Acquisition Corporation, a British Virgin Islands business company (the “Company”), and Deutsche Bank Securities Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”) of 4,000,000 of the Company’s units (the “Units”), each comprised of one ordinary share no par value of the Company (the “Ordinary Shares”), and one warrant exercisable for one Ordinary Share (each, a “Warrant”). The Units shall be sold in the Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and shall be quoted and traded on the Over-the-Counter Bulletin Board. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P., Infinity I-China Fund (Israel 3), L.P. (the “Sponsors”) and the undersigned individuals, each of whom is a member of the Company’s management team (each, a “Manager” and collectively, the “Managers”), hereby agree with the Company as follows:

1. The Sponsors and Managers hereby agree that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Sponsors and the Managers shall vote all Founder Shares and any Ordinary Shares owned and/or acquired by it (or them) in the Offering or the secondary public market in favor of such proposed Business Combination. The Sponsors and Managers hereby further agree that if the Company seeks to amend its amended and restated memorandum and articles of association, the Sponsors and Managers will have the discretion to vote in any manner they choose.

2. The Sponsors and Managers hereby agree that in the event that the Company fails to consummate a Business Combination within the Applicable Period, the Sponsors and each Manager shall take all reasonable steps to cause the Company to: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem the Ordinary Shares sold as part of the Units in the Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account net of taxes payable (less up to $50,000 of such net interest to pay dissolution expenses and any interest income released to the Company to fund its working capital requirements), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) cease all operations except for the purposes of any winding up of the Company’s affairs as promptly as reasonably possible following such redemption, subject in each case to the Company’s obligations under the laws of the British Virgin Islands to provide for claims of creditors and other requirements of applicable law.

Each of the Managers, the Sponsors and the Company will not propose any amendment to the Company's amended and restated memorandum and articles of association that would affect the substance or timing of the Company's obligation, as described in Regulation 23 of the  amended and restated memorandum and articles of association, to redeem the Ordinary Shares held by Public Shareholders.

Each of the Managers and the Sponsors acknowledges that he, she, or it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. The Sponsors and the Managers hereby further waive, with respect to any Ordinary Shares held by it or them, as the case may be, any redemption rights any of them may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares (although the Sponsors and the Managers shall be entitled to redemption and liquidation rights with respect to any Ordinary Shares (other than the Founder Shares) they hold if the Company fails to consummate a Business Combination within the Applicable Period).

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, none of the Sponsors or the Managers shall: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by him, her or it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

4. In the event of the liquidation of the Trust Account, each of the Sponsors, jointly and severally agree (for the purposes of this paragraph 4, the Sponsors shall be referred to as the “Indemnitors”) to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement with (a “Target”); provided, however, that such indemnification of the Company by the Indemnitors shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below $10.00 per Ordinary Share sold in the Offering (the “Offering Shares”) (or approximately $9.97 per Offering Share if the underwriters’ over-allotment option, as described in the Prospectus, is exercised in full, or such pro rata amount in between $9.97 and $10.00 per Offering Share that corresponds to the portion of the over-allotment option that is exercised), and provided, further, that only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitors shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitors shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Indemnitors shall have the right to defend against any such claim with counsel of their choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitors, the Indemnitors notify the Company in writing that they shall undertake such defense.

5. To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 600,000 Ordinary Shares (as described in the Prospectus), the Sponsors and Managers agree that they shall return to the Company for cancellation, at no cost (as opposed to a nominal redemption price), the number of Founder Shares held by the Sponsors and Managers determined by multiplying 1,150,000 by a fraction, (i) the numerator of which is 600,000 minus the number of Ordinary Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 600,000. The Sponsors and Managers further agree that to the extent that: (a) the size of the Offering is increased or decreased and (b) the Sponsors and Managers have either purchased or sold Ordinary Shares or an adjustment to the number of Founder Shares has been effected by way of a share split, share dividend, reverse share split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Offering, then: (i) the references to 600,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of shares included in the Units issued in the Offering and (ii) the reference to 1,150,000 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of Ordinary Shares that the Sponsors and Managers would have to return to the Company in order to hold 20% of the Company’s issued and outstanding Ordinary Shares after the Offering (assuming the Underwriters do not exercise their over-allotment option).

6. (a) In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each Sponsor (and on behalf of any portfolio company controlled by such Sponsor) and Manager agrees, until the earliest to occur of (i) the Company’s entry into a definitive acquisition agreement with respect to a Business Combination, (ii) the Company’s liquidation and (iii) if such person is an officer or director of the Company, the time such person ceases to be an officer or director of the Company, he, she or it shall present to the Company for its consideration, prior to presentation to any other entity, any business opportunity where the total consideration to be paid by the acquiring entity (either in Ordinary Shares, cash or otherwise) is equal to $32 million or more and whose principal executive office is located in the People’s Republic of China north of the Yangtze River and if not in China, whose principal executive office is north of the 33rd degree parallel, subject to any pre-existing fiduciary or contractual obligations he, she or it might have. Nothing contained herein shall override any Manager’s fiduciary obligations to any entity with which he, she or it is currently directly or indirectly associated or affiliated or by whom he, she or it is currently employed.  However, in the event Infinity China 2 Acquisition Corporation, an entity formed by the Sponsors simultaneously with the Company’s incorporation, executes a definitive acquisition agreement, then the Company will have no geographic restrictions with respect to a Business Combination.

(b) Each Sponsor and Manager hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor of its obligations under paragraph 6(a), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) Each of the Managers and the Sponsors acknowledges and agrees that until: (i) one year after the completion of the Company’s initial Business Combination or (ii) the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Lock-Up Period”), the undersigned shall not, except as described in the Prospectus, (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to the Founder Shares, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares, whether any such transaction is to be settled by delivery of the Ordinary Shares or such other securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B); provided, however, if the Company’s share price reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during the Lock-Up Period, 50% of the Founder Shares will be released from the lock-up and, if the Company’s share price reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during the Lock Up Period, the remaining 50% of the Founder Shares shall be released from the lock-up (as the same may be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like).

(b) Until 30 days after the completion of the Company’s initial Business Combination (the “Warrant Lock-Up Period”), each of the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to the Sponsors Warrants and the respective Ordinary Shares underlying the Sponsors Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Sponsors Warrants and the respective Ordinary Shares underlying the Sponsors Warrants, whether any such transaction is to be settled by delivery of the Ordinary Shares or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(c) Notwithstanding the provisions of paragraphs 7(a) and 7(b) herein, each of the Managers and the Sponsors may transfer the Founder Shares and/or Sponsors Warrants and the respective Ordinary Shares underlying the Sponsors Warrants (i) to the officers or directors of the Company, any affiliates or family members of any of the Company’s officers or directors, any of the Sponsors, or any affiliates of the Sponsors, including any members of management of any of the Sponsors; (ii) by gift to a member of one of the members of the Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of the Sponsor’s immediate family, an affiliate of the Sponsors or to a charitable organization; (iii) in the case of any Manager, by virtue of the laws of descent and distribution upon death of such Manager; (iv) in the case of any Manager, pursuant to a qualified domestic relations order; (v) by virtue of Sponsors’ charter documents upon dissolution of the Sponsors; (vi) in the event of the Company’s liquidation prior to the completion of the Company’s Business Combination; or (vii) in the event that, subsequent to the consummation of the Company’s Business Combination, the Company consummates a merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property; provided, however, that, in the case of clauses (i) through (v), these permitted transferees enter into a written agreement with the Company agreeing to be bound by the forfeiture restrictions and transfer restrictions in paragraphs 7(a) and 7(b) herein, as the case may be.

(d) Further, each Manager and the Sponsors agrees that after the Lock-Up Period or the Warrant Lock-Up Period, as applicable, has elapsed, the Founder Shares and the Sponsors Warrants and the respective Ordinary Shares underlying such Warrants, shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company, each Manager and the Sponsors each acknowledge that pursuant to that certain registration rights agreement to be entered into among the Company, the Managers and the Sponsors, each of the Managers and the Sponsors may request that a registration statement relating to the Founder Shares, and the Sponsors Warrants and/or the Ordinary Shares underlying the Sponsors Warrants be filed with the Commission prior to the end of the Lock-Up Period or the Warrant Lock-Up Period, as the case may be; provided, however, that such registration statement does not become effective prior to the end of the Lock-Up Period or the Warrant Lock-Up Period, as applicable.

(e) Each Manager, the Sponsors and the Company understands and agrees that the transfer restrictions set forth in this paragraph 7 shall supersede any and all transfer restrictions relating to: (i) the Founder Shares set forth in that certain Securities Purchase Agreement, effective as of April 6, 2011, by and between the Company and the Sponsors, and (ii) the Sponsors Warrants set forth in that certain Sponsors Warrants Purchase Agreement, effective as of April 11, 2011, by and between the Company and the Managers. The Company will direct each of the certificates evidencing the Founder Shares to be legended with the applicable transfer restrictions.

8. Each Manager’s biographical information furnished to the Company is true and accurate in all material respects and does not omit any material information with respect to such Manager’s background. The Manager’s questionnaire furnished to the Company is true and accurate in all material respects. Each Manager represents and warrants that: such Manager is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Manager has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Manager is not currently a defendant in any such criminal proceeding; and neither such Manager nor the Sponsors has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.  As disclosed in the Prospectus, the Sponsors (or affiliates) and/or Managers shall be entitled to: repayment of an aggregate of $66,900 in loans made to the Company by the Sponsor; payment of an aggregate of $10,000 per month for office space, secretarial and administrative services pursuant to an Administrative Services Agreement; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination, except that the Company may, for purposes of funding its working capital requirements (including paying such expenses), receive from the Trust Account all of the interest income generated on the Trust Account and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with a Business Combination, provided, that, if the Company does not consummate a Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

10. The Sponsors, and each Manager has full right and power, without violating any agreement to which he, she or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and each Manager, if an officer and/or director of the Company, hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11. As used herein, (i) “Applicable Period” shall mean 24 months from the closing of the Offering (ii) “Business Combination” shall mean the acquisition, share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchase of all or substantially all of the assets of, or engagement in any other similar business combination with one or more businesses or assets; (iii) “Founder Shares” shall mean the 1,150,000 Ordinary Shares of the Company acquired by the Sponsors for an aggregate purchase price of $25,000, or approximately $0.0217 per share, prior to the consummation of the Offering; (iv) “Public Shareholders” shall mean the holders of securities issued in the Offering; (v) “Sponsors Warrants” shall mean the Warrants to purchase up to 3,200,000 Ordinary Shares of the Company that are acquired by the Sponsors for an aggregate purchase price of $2.4 million, or $0.75 per Warrant in a private placement that shall occur simultaneously with the consummation of the Offering; and (vi) “Trust Account” shall mean the trust fund into which a substantially all of the net proceeds of the Offering shall be deposited and that will be held by Continental Stock Transfer & Trust Company, as trustee.

12. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsors, each of the Managers, and each of their respective successors, heirs, personal representatives and assigns.

14. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15.  Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic or facsimile transmission.

16.  If the Company seeks shareholder approval of its Business Combination and does not conduct redemptions of its Ordinary Shares in connection with its Business Combination pursuant to the tender offer rules of the Commission, each of the Company, the Sponsors, the Managers, directors, officers, advisors or their affiliates are permitted to purchase Ordinary Shares in privately negotiated transactions either prior to or following the consummation of the Company’s Business Combination. With respect to such purchases, each of the Company, the Sponsors, the Managers, directors, officers, advisors or their affiliates will not make any such purchases when either the Company or they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Securities Exchange Act of 1934, as amended. Such purchases would include a contractual acknowledgement that the seller, although still the record holder of the Company's Ordinary Shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Company, the Sponsors, the Managers, directors, officers, advisors or their affiliates purchase Ordinary Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. To the extent that the Sponsors, the Managers, directors, officers, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the Business Combination. Pursuant to the terms of such arrangements, any Ordinary Shares so purchased by the Sponsors, the Managers, directors, officers, advisors or their affiliates would then revoke such selling shareholder’s election to redeem such Ordinary Shares. Except for the limitations described in the Prospectus on the use of trust proceeds released to the Company prior to consummating the initial Business Combination, there is no limit on the amount of Ordinary Shares that could be acquired by the Company or its affiliates, or the price the Company or its affiliates may pay, if the Company holds a shareholder vote.

17. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Period or Warrant Lock-Up Period, whichever is longest, and (ii) the liquidation of the Trust Account; provided, however, that this Letter Agreement shall earlier terminate in the event that the Offering is not consummated by [  ], 2011; provided further that paragraph 4 of this Letter Agreement shall survive such termination.

18.  The Sponsors are hereby granted the right (but not the obligation) to purchase up to $10,000,000 of the Ordinary Shares in the open market, if the Company structures the Business Combination to require a shareholder vote.  Such purchases may commence two business days after the Company files a preliminary proxy statement relating to the Business Combination and shall end on the business day immediately preceding the record date for the meeting of shareholders at which such Business Combination is to be approved. These purchases will be made in accordance with Rule 10b5-1 under the Exchange Act and so as to satisfy the conditions of Rule 10b-18 under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. The price per share at which such purchases will be made will not be more than the per-share amount held in the trust account (less taxes payable) as reported in the preliminary proxy statement. These purchases will be made until the earlier of the expiration of the buyback period or until the purchases reach the maximum set by the Sponsors, not to exceed $10,000,000 in total. The Sponsors will not have any discretion or influence over these purchases. Unless the Business Combination is approved by the Public Shareholders, the Sponsors may not resell these shares. However, the Sponsors will be entitled to participate in any liquidating distributions with respect to the Ordinary Shares purchased in the open market in the event the Company does not consummate the Business Combination. In the event the Sponsors do not purchase the full $10,000,000 of Ordinary Shares through open market purchases, the Sponsors shall have the right (but not the obligation) to purchase from the Company Units identical to the units offered in the Offering in a private placement at a purchase price of $10.00 per Unit until they have spent an aggregate of $10,000,000 in the open market purchases described above and the private placement.

If instead the Company offers redemption under the tender offer rules in connection with the Business Combination, then the Sponsors are hereby granted the right (but not the obligation) to purchase from the Company up to 1,000,000 Units identical to the Units offered in the IPO in a private placement at a purchase price of $10.00 per unit, for an aggregate of $10,000,000.

In either case, the definitive agreement relating to the private placement will contain customary terms and conditions and will be entered into concurrently with the definitive agreement relating to the Business Combination, and the closing of the private placement purchase will occur immediately prior to the consummation of the Business Combination. For the purposes of clarity, no commissions, fees or other compensation will be payable in connection with the private placement.

[Signature page follows]

Sincerely,

Infinity I-China Fund (Cayman), L.P.

By:

Sincerely, Infinity I-China Fund (Israel), L.P.
By:

Sincerely,

Infinity I-China Fund (Israel 2), L.P.

By:

Sincerely,

Infinity I-China Fund (Israel 3), L.P.

By:

MANAGERS

By:	/s/
Amir Gal-Or

By:	/s/
Avishai Silvershatz

By:	/s/
Kersten Hui

Letter Agreement Signature Pages

By:	/s/
Limei Zhao

By:	/s/
Mark Chess

Acknowledged and Agreed: INFINITY CHINA 1 ACQUISITION CORPORATION
By:	/s/

Letter Agreement Signature Pages